SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2006

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2006, United Rentals, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 hereto (the “Release”), in which it announced the appointment of Todd G. Helvie as senior vice president and controller. The first and third paragraphs of the Release are incorporated by reference herein. In connection with this appointment, the Company entered into an employment agreement with Mr. Helvie, a copy of which is attached hereto as Exhibit 10.1. Under the terms of the agreement, if we terminate Mr. Helvie’s employment without “cause” or Mr. Helvie resigns for “good reason,” both as defined in the agreement, we will make salary continuation payments to Mr. Helvie every two weeks for a period of 12 months at the rate of 1/26th of the base salary paid to Mr. Helvie during the 12 month period immediately preceding termination or resignation. In addition, if a change of control, as defined in the agreement, occurs and within six months following the date of such change of control we terminate Mr. Helvie’s employment without cause or Mr. Helvie resigns for good reason, any unvested restricted stock or unvested stock options previously granted to Mr. Helvie shall become vested. The agreement also includes our standard executive officer indemnification provisions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company also announced in the Release the appointment of John Fahey, 40, as vice president – assistant corporate controller and principal accounting officer effective immediately. The first and fourth paragraphs of the Release are incorporated by reference herein. In connection with this appointment, the Company entered into an employment agreement with Mr. Fahey, a copy of which is attached hereto as Exhibit 10.2. Under the terms of the agreement, if we terminate Mr. Fahey’s employment without “cause” or Mr. Fahey resigns for “good reason,” both as defined in the agreement, we will make salary continuation payments to Mr. Fahey every two weeks for a period of 12 months at the rate of 1/26th of the base salary paid to Mr. Fahey during the 12 month period immediately preceding termination or resignation. The agreement also includes our standard executive officer indemnification provisions.

Item 8.01 Other Events

On August 31, 2006, the Company issued the press release attached as Exhibit 99.2 hereto. The Company announced in the press release the redemption, effective September 29, 2006, of $63 million of the 6 1/2% Convertible Quarterly Income Preferred Securities issued by its subsidiary trust. The first, second, fourth and fifth paragraphs of the press release are incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated August 30, 2006, between the Company and Todd Helvie

10.2	Employment Agreement, dated August 30, 2006, between the Company and John Fahey

99.1	Press release issued by United Rentals, Inc. on August 30, 2006

99.2	Press release issued by United Rentals, Inc. on August 31, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of August, 2006.

UNITED RENTALS, INC.

By:	/s/ Wayland R. Hicks
Name:	Wayland R. Hicks
Title:	Chief Executive Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Wayland R. Hicks
Name:	Wayland R. Hicks
Title:	Chief Executive Officer

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